UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2011

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	001-10607 Commission File Number	36-2678171 I.R.S. Employer Identification Number
307 North Michigan Avenue, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 346-8100
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 2, 2011, Old Republic International Corporation (the “Company”) priced a registered underwritten public offering of 3.75% Convertible Senior Notes due 2018 in the aggregate principal amount of up to $500,000,000, and an additional aggregate principal amount of $50,000,000 which may be sold pursuant to an overallotment option granted by the Company (the “Notes”) to be sold pursuant to an underwriting agreement that was entered into between the Company and Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein and dated March 2, 2011 (the “Underwriting Agreement”).
The Notes were registered pursuant to a registration statement on Form S-3 (No. 333-172558) filed on March 2, 2011 (the “Registration Statement”), a preliminary prospectus supplement dated March 2, 2011 (the “Preliminary Prospectus”), and a final prospectus supplement dated March 2, 2011 (the “Final Prospectus”), each filed with the Securities and Exchange Commission (“SEC”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”).
The Company issued the Notes under an indenture dated as of August 19, 1992 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of March 8, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and Wilmington Trust Company, as trustee (the “Trustee”). The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2009. The Supplemental Indenture (including the form of Notes) is filed as Exhibit 4.1 hereto. The terms of the Indenture and the Notes issued pursuant to the Indenture are described in the sections of the Preliminary Prospectus and Final Prospectus relating to the Notes entitled “Description of Notes,” which is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Supplemental Indenture.
The Notes bear interest at a rate of 3.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011. The Notes will mature on March 15, 2018, unless earlier repurchased by the Company or converted. The Notes are convertible in certain circumstances and during certain periods (as described in the Supplemental Indenture) at an initial conversion rate of 64.3407 shares of common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $15.54 per share), subject to adjustment in certain circumstances as set forth in the Supplemental Indenture. The initial conversion price represents a conversion premium of 32.5% over the closing price of our common stock on March 2, 2011 of $11.73 per share.
Upon a fundamental change (as described in Section 3.01 of the Supplemental Indenture), holders may require the Company to repurchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or a principal subsidiary, the principal amount of the securities together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.
In connection with the issuance and sale by the Company of the Notes as described above, the following exhibits are filed herewith and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Supplemental Indenture and form of Notes (Exhibit 4.1 to this Current Report), and (iii) the legal opinions and consents of Locke Lord Bissell & Liddell LLP related to the Notes (Exhibits 5.1, 8.1 and 23.1 to this Current Report).
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
   (d) Exhibits

1.1	Underwriting Agreement dated March 2, 2011, between the Company and Morgan Stanley & Co. Incorporated and UBS Securities LLC.

4.1	Supplemental Indenture dated as of March 8, 2011, between the Company and Wilmington Trust Company, as trustee (including the form of Notes)

5.1	Opinion of Locke Lord Bissell & Liddell LLP

8.1	Opinion of Locke Lord Bissell & Liddell LLP

23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011	OLD REPUBLIC INTERNATIONAL CORPORATION
	By:	/s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS
Exhibits

1.1	Underwriting Agreement dated March 2, 2011, between the Company and Morgan Stanley & Co. Incorporated and UBS Securities LLC.

4.1	Supplemental Indenture dated as of March 8, 2011, between the Company and Wilmington Trust Company, as trustee (including the form of Notes)

5.1	Opinion of Locke Lord Bissell & Liddell LLP

8.1	Opinion of Locke Lord Bissell & Liddell LLP

23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 and Exhibit 8.1)